As filed with the Securities and Exchange Commission on December 19, 2003
                         Registration No. 333-__________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                        BLONDER TONGUE LABORATORIES, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                                        52-1611421
-------------------------------          ---------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

          One Jake Brown Road
        Old Bridge, New Jersey                                08857
----------------------------------------                    ----------
(Address of Principal Executive Offices)                    (Zip Code)

                        BLONDER TONGUE LABORATORIES, INC.
                 AMENDED AND RESTATED 1996 DIRECTOR OPTION PLAN
                 ----------------------------------------------
                            (Full title of the plan)

                                 James A. Luksch
                             Chief Executive Officer
                               One Jake Brown Road
                          Old Bridge, New Jersey 08857
                                 (732) 679-4000
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)


               --------------------------------------------------

                                   Copies to:

                           Gary P. Scharmett, Esquire
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098

               --------------------------------------------------

--------------------------------------------------------------------------------------------
                                   CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
                                       Proposed maximum    Proposed maximum     Amount of
Title of securities       Amount to be  Offering price    aggregate offering   Registration
to be registered         Registered(1)     per Share          price (4)            fee
-------------------- ----------------- ------------------ ------------------ ---------------
Common Stock, $.001     12,500 shares         $2.05 (2)     $281,563               $23.00
par value per share     87,500 shares        $2.925 (3)
-------------------- ----------------- ------------------ ------------------ ---------------

(1) This Registration Statement is only registering shares of Common Stock issued after the date of this Registration Statement under the Blonder Tongue Laboratories, Inc. Amended and Restated 1996 Director Option Plan, as amended (the "Plan"), and such additional indeterminable number of shares that may be issuable by reason of the anti-dilution provisions of the Plan.
(2) Pursuant to Rule 457(h)(1), for shares issuable under presently outstanding options granted under the Plan, the price at which such options may be exercised has been used to determine the registration fee.
(3) Pursuant to Rule 457(h)(1) and (c), for shares available under the Plan that are not presently subject to outstanding options, the average of the high and low prices per share of the Common Stock reported on the American Stock Exchange on December 16, 2003, has been used to determine the registration fee.
(4)  Estimated solely for the purpose of determining the registration fee.

     Pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 333-15039) originally filed with the Securities and Exchange Commission on October 29, 1996 (the "Prior Registration Statement") are incorporated herein by reference, except for (i) Items 5 and 8 of Part II thereof and (ii) the Reoffer Prospectus. This Registration Statement covers 100,000 shares, which together with (i) the 25,000 shares registered under the Prior Registration Statement, and (ii) the 75,000 shares registered under the Company's Registration Statement on Form S-8 (Registration No. 333-52519) originally filed with the Securities and Exchange Commission on May 13, 1998, constitute the 200,000 shares of common stock issuable under the Company's Amended and Restated 1996 Director Option Plan, as amended.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 5.  Interest of Named Experts and Counsel.
         --------------------------------------

     Gary P. Scharmett, a partner of Stradley, Ronon, Stevens & Young, LLP, legal counsel to the Company, is a director of the Company and beneficially owns 6,300 shares of the common stock and holds options to purchase 37,000 shares of the common stock at purchase prices of $7.03 per share (5,000 shares), $6.88 per share (15,000 shares), $6.53 per share (2,000 shares), $3.40 per share (5,000 shares), $2.88 per share (5,000 shares) and $2.05 per share (5,000 shares), which options may be exercised for a 10-year period ending on July 16, 2006 (10,000 shares), July 8, 2008 (5,000 shares), July 15, 2009 (2,000 shares), July
13, 2010 (5,000  shares),  February  16, 2011 (5,000  shares),  February 7, 2012
(5,000 shares) and June 12, 2013 (5,000 shares).

Item 8.  Exhibits.
         --------

     Reference is made to the Exhibit Index on Page II-3 filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant Blonder Tongue Laboratories, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Bridge, State of New Jersey, on December 19, 2003.

                                BLONDER TONGUE LABORATORIES, INC.


                                By: /s/ James A. Luksch
                                    --------------------------------------------
                                    James A. Luksch, Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below constitutes and appoints James A. Luksch and Robert J. Palle, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Name                                    Title                          Date
----                                    -----                          ----

/s/ James A. Luksch            Director and Chief             December 19, 2003
---------------------------    Executive Officer
James A. Luksch                (Principal Executive Officer)

/s/ Eric Skolnik               Senior Vice President,         December 19, 2003
---------------------------    Treasurer and Chief Financial
Eric Skolnik                   Officer (Principal Financial
                               Officer and Principal
                               Accounting Officer)

/s/ Robert J. Palle, Jr.       Director, President and        December 19, 2003
---------------------------    Chief Operating Officer
Robert J. Palle, Jr.


/s/ John E. Dwight             Director                       December 19, 2003
---------------------------
John E. Dwight


/s/ Robert E. Heaton           Director                       December 19, 2003
---------------------------
Robert E. Heaton


/s/ Robert B. Mayer            Director                       December 19, 2003
---------------------------
Robert B. Mayer


/s/ Gary P. Scharmett          Director                       December 19, 2003
---------------------------
Gary P. Scharmett


/s/ James H. Williams          Director                       December 19, 2003
---------------------------
James H. Williams


/s/ James F. Williams          Director                       December 19, 2003
---------------------------
James F. Williams

                                  EXHIBIT INDEX

Exhibit #               Description                   Sequential Page Number
---------               -----------                   ----------------------

4.1             Blonder Tongue Laboratories, Inc.    Incorporated   by  reference   from
                Amended and Restated 1996 Director   Appendix B to the Company's  Annual
                Option Plan (the "1996 Plan")        Proxy  Statement  for the Company's
                                                     1998     Annual      Meeting     of
                                                     Stockholders,  originally  filed on
                                                     April 3, 1998.

4.2             First Amendment to the 1996 Plan     Filed herein.

23.1            Consent of BDO Seidman, LLP          Filed herein.

23.2            Power of Attorney                    Contained in Signature Page on
                                                     page II-2 herein.